UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2012)

Brooks Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA		01824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 262-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 28, 2012, Brooks Automation, Inc. (“Brooks”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Crossing Automation Inc., a Delaware corporation (“Crossing”), Niners Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Brooks (“Transitory Subsidiary”), and Shareholder Representative Services LLC, solely in its capacity as representative to certain equity holders of Crossing. Pursuant to the terms of the Merger Agreement, Transitory Subsidiary merged with and into Crossing and Crossing became a wholly-owned subsidiary of Brooks (the “Merger”). The Merger was consummated on October 29, 2012. Crossing is a global automation provider primarily to the semiconductor front-end market.

Brooks paid, in cash, a purchase price of $63,000,000, which amount is subject to a customary adjustment based on the working capital of Crossing as of the closing date in accordance with the terms of the Merger Agreement and certain additional adjustments as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On October 29, 2012, Brooks issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 28, 2012, by and among Brooks Automation, Inc., Crossing Automation Inc., Niners Acquisition Corporation and Shareholder Representative Services LLC

99.1	Press Release dated October 29, 2012, issued by Brooks Automation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

Date: October 31, 2012	/s/ Jason W. Joseph
Jason W. Joseph
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 28, 2012, by and among Brooks Automation, Inc., Crossing Automation Inc., Niners Acquisition Corporation and Shareholder Representative Services LLC

99.1	Press Release dated October 29, 2012, issued by Brooks Automation, Inc.